As filed with the Securities and Exchange Commission on February 21, 1996


                                                        Registration No. 333-537


                   _________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ____________

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________


                                DATASCOPE CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                      13-2529596
  ---------------------------                   -----------------------------
  (State or other jurisdiction of               (I.R.S. Employer Identification
  incorporation or organization)                            Number)

14 Philips Parkway, Montvale, New Jersey                 07645-9998
-----------------------------------------                ----------
(Address of principal executive offices)                 (Zip Code)




                     DATASCOPE CORP. 1995 STOCK OPTION PLAN
                     --------------------------------------
                            (Full title of the Plan)

  Lawrence Saper                            With a copy   Gerald Adler, Esq.
  Chairman of the Board and President       to:           Shereff, Friedman, Hoffman & Goodman, LLP
  Datascope Corp.                                         919 Third Avenue
  14 Philips Parkway                                      New York, New York  10022
  Montvale, New Jersey 07645-9998                         (212) 758-9500
  (201) 391-8100

                  ___________________________________________
                      (Name, address and telephone number,
                  including area code, of agents for service)

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 8.  Exhibits

                 The following exhibit is filed as part of this Post-Effective Amendment No. 1 to the Registration Statement:

                 Exhibit

                 Number   Description
                 ------   -----------
                 4        Amendment No. 1 to the Datascope Corp. 1995 Stock Option Plan

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto
duly authorized, in the City of Montvale, State of New Jersey, on this    21st
day of February, 1996.


                                DATASCOPE CORP.


                                        By:/s/ Lawrence Saper
                                           ---------------------
                                               Lawrence Saper
                                           Chairman of the Board
                                               and President

      Name and Signature                            Title                                      Date
      ------------------                            -----                                      ----
  /s/ Lawrence Saper                        Chairman of the Board,                    February 21, 1996
  ---------------------------               President and Director
  Lawrence Saper                            (Principal Executive Officer)



         *                                  Senior Vice President,                    February 21, 1996
  ---------------------------               Secretary
  Murray Pitkowsky



  /s/ Stephen E. Wasserman                  Vice President, Treasurer, Chief          February 21, 1996
  -------------------------                 Financial Officer, President -
  Stephen E. Wasserman                      Patient Monitoring Division
                                            (Principal Financial and Accounting
                                            Officer)

                *                           Director                                  February 21, 1996
  ---------------------------
  David Altschiller



                *                           Director                                  February 21, 1996
  ---------------------------
  William L. Asmundson



                *                           Director                                  February 21, 1996
  ---------------------------
  Joseph Grayzel, M.D.



                *                           Director                                  February 21, 1996
  ---------------------------
  George Heller



                *                           Director                                  February 21, 1996
  ---------------------------
  Norman M. Schneider




*By:/s/ Lawrence Saper                                                                February 21, 1996
    ------------------------------
       Lawrence Saper
       Attorney-in-Fact

                                DATASCOPE CORP.

                                    FORM S-8
                             REGISTRATION STATEMENT


                                 EXHIBIT INDEX

                   Exhibit                                                                        Sequentially
                   -------                                                                          Numbered
                                                                                                      Page
                                                                                                  ------------
                   4.         Amendment No. 1 to Datascope Corp. 1995  Stock Option Plan